Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FIRST QUARTER 2020 EPS OF $0.71

SEATTLE, WASHINGTON - May 5, 2020, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced first quarter 2020 financial results including the following highlights compared to the same quarter of 2019:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 11% to $0.71
•	Net Earnings Attributable to Shareholders decreased 12% to $122 million
•	Operating Income decreased 15% to $159 million
•	Revenues decreased 6% to $1.9 billion
•	Airfreight tonnage volume decreased 7% and ocean container volume decreased 10%

“I offer my heartfelt appreciation to everyone throughout our organization for their tremendous efforts during the challenging conditions brought about as a result of the COVID-19 pandemic,” said Jeffrey S. Musser, President and Chief Executive Officer. “As befits our legacy and the culture of our organization, we put the health, safety, and welfare of our employees and their families ahead of all other concerns. In doing so, we were able to shift much of our staff to a virtual environment while still providing essential supply chain services to our customers. Achieving this during a time of such unparalleled crisis is impressive and I offer my sincerest thank you to our entire staff.”

Mr. Musser continued, “Our Q1 performance was better than we might have expected, given the contraction in demand across geographies, as well as the severity and suddenness of the collapse in air carrier belly space and reduction in containership sailings. While there is talk of various markets starting to come back on line, the impact of COVID-19 continues to have an enormous impact on the global economic environment, to both supply and demand, as well as to buy/sell rates. While we remain fully staffed and ready for when economies across the world start to regain their post-crisis footing, we do not know when, how quickly, or how uniformly that will take place. Until then, we remain steadfast in our commitment to our valued customers, our carrier partners, and to all of our dedicated employees around the world.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Operating income was negatively impacted by the disruption caused by COVID-19, which led to many factory shutdowns, commercial flight cancellations, and reduced ocean sailings as economies around the world diverted activities to fight the pandemic. As a result, we experienced a shift in the goods we handle with increased shipments of medical equipment and supplies to help combat COVID-19 and technology products to support social distancing and working remotely. Conversely, we saw a significant decline in shipments from our customers in retail, aerospace, automotive and the oil and energy sectors. Salaries and related expenses declined 4% compared to a year ago, primarily as a result of lower bonuses and commissions under our variable compensation plans. Importantly, we honoured our commitment to not furlough or lay off our valuable employees around the world during this crisis. We expect disruptions from COVID-19 to continue for the remainder of 2020. Our balance sheet and cash flow are strong and we expect to continue to make investments in our people, processes and technology.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

First Quarter 2020 Earnings Release, May 5, 2020

Financial Highlights for the three months ended March 31, 2020 and 2019 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended March 31,
	2020	2019	% Change
Revenues	$1,901,864	$2,020,051	(6)%
Directly related cost of transportation and other expenses[1]	$1,286,728	$1,365,937	(6)%
Salaries and other operating expenses[2]	$456,081	$466,513	(2)%
Operating income	$159,055	$187,601	(15)%
Net earnings attributable to shareholders	$122,344	$139,699	(12)%
Diluted earnings attributable to shareholders per share	$0.71	$0.80	(11)%
Basic earnings attributable to shareholders per share	$0.73	$0.81	(10)%
Diluted weighted average shares outstanding	171,450	175,388
Basic weighted average shares outstanding	168,735	171,818

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three months ended March 31, 2020, we repurchased 4.0 million shares of common stock at an average price of $70.81 per share. During the three months ended March 31, 2019, we repurchased 0.6 million shares of common stock at an average price of $75.40 per share.

	Employee Full-time Equivalents March 31,
	2020	2019
North America	6,848	6,806
Europe	3,430	3,404
North Asia	2,429	2,540
South Asia	1,677	1,654
Middle East, Africa and India	1,536	1,541
Latin America	848	862
Information Systems	955	915
Corporate	379	380
Total	18,102	18,102

	First quarter year-over-year percentage decrease in:
	Airfreight kilos	Ocean freight FEU
2020
January	(7)%	(6)%
February	(4)%	(9)%
March	(10)%	(13)%
Quarter	(7)%	(10)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 8, 2020 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain portions of this release contain forward-looking statements, including the impact on freight volumes in the second quarter as a result of containment measures related to the Novel Coronavirus (COVID-19); uncertainty over if and when various markets may come back on line; the impact on the global economic environment, to both supply and demand, as well as to buy/sell rates; the duration of the COVID-19 pandemic; our continuing ability to make investments in people, process and technology throughout this period; and the impact of the 2017 Tax Act and related interpretations on our effective tax rate. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the length and severity of the Novel Coronavirus (COVID-19); our ability to contain costs; our ability to retain existing and attract new customers; our ability to use our broad market footprint to respond to and take advantage of a sudden shift in manufacturing capacity and associated trade; and risk factors and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2019 and as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2020	December 31, 2019
Assets:
Current Assets:
Cash and cash equivalents	$1,111,973	$1,230,491
Accounts receivable, less allowance for credit loss of $3,578 at March 31, 2020 and $11,143 at December 31, 2019	1,268,798	1,315,091
Deferred contract costs	143,986	131,783
Other	94,060	92,558
Total current assets	2,618,817	2,769,923
Property and equipment, less accumulated depreciation and amortization of $481,490 at March 31, 2020 and $478,906 at December 31, 2019	484,588	499,344
Operating lease right-of-use assets	372,748	390,035
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	9,680	8,034
Other assets, net	16,207	16,621
Total assets	$3,509,967	$3,691,884
Liabilities:
Current Liabilities:
Accounts payable	$700,944	$735,695
Accrued expenses, primarily salaries and related costs	201,756	189,446
Contract liabilities	170,866	154,183
Current portion of operating lease liabilities	63,748	65,367
Federal, state and foreign income taxes	21,864	23,627
Total current liabilities	1,159,178	1,168,318
Noncurrent portion of operating lease liabilities	313,644	326,347
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 166,193 shares at March 31, 2020 and 169,622 shares at December 31, 2019	1,662	1,696
Additional paid-in capital	682	3,203
Retained earnings	2,202,208	2,321,316
Accumulated other comprehensive loss	(169,746)	(131,187)
Total shareholders’ equity	2,034,806	2,195,028
Noncontrolling interest	2,339	2,191
Total equity	2,037,145	2,197,219
Total liabilities and equity	$3,509,967	$3,691,884

05-May-2020	Expeditors International of Washington, Inc.	Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2020	2019
Revenues:
Airfreight services	$709,039	$714,901
Ocean freight and ocean services	493,427	568,641
Customs brokerage and other services	699,398	736,509
Total revenues	1,901,864	2,020,051
Operating Expenses:
Airfreight services	520,169	509,210
Ocean freight and ocean services	366,483	420,331
Customs brokerage and other services	400,076	436,396
Salaries and related	342,040	356,910
Rent and occupancy	42,524	41,523
Depreciation and amortization	12,660	13,393
Selling and promotion	8,243	11,076
Other	50,614	43,611
Total operating expenses	1,742,809	1,832,450
Operating income	159,055	187,601
Other Income (Expense):
Interest income	4,807	6,106
Other, net	3,384	1,665
Other income, net	8,191	7,771
Earnings before income taxes	167,246	195,372
Income tax expense	44,464	55,261
Net earnings	122,782	140,111
Less net earnings attributable to the noncontrolling interest	438	412
Net earnings attributable to shareholders	$122,344	$139,699
Diluted earnings attributable to shareholders per share	$0.71	$0.80
Basic earnings attributable to shareholders per share	$0.73	$0.81
Weighted average diluted shares outstanding	171,450	175,388
Weighted average basic shares outstanding	168,735	171,818

05-May-2020	Expeditors International of Washington, Inc.	Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2020	2019
Operating Activities:
Net earnings	$122,782	$140,111
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses (recoveries) on accounts receivable	1,820	(1,888)
Deferred income tax (benefit) expense	(5,139)	2,108
Stock compensation expense	11,156	13,382
Depreciation and amortization	12,660	13,393
Other, net	433	189
Changes in operating assets and liabilities:
Decrease in accounts receivable	16,680	230,477
Increase (decrease) in accounts payable and accrued expenses	917	(122,283)
(Increase) decrease in deferred contract costs	(16,068)	31,259
Increase (decrease) in contract liabilities	21,201	(36,725)
Increase in income taxes payable, net	10,488	16,993
(Increase) decrease in other, net	(11,930)	2,467
Net cash from operating activities	165,000	289,483
Investing Activities:
Purchase of property and equipment	(6,127)	(9,435)
Other, net	(143)	255
Net cash from investing activities	(6,270)	(9,180)
Financing Activities:
Proceeds from issuance of common stock	23,399	27,190
Repurchases of common stock	(283,240)	(44,334)
Payments for taxes related to net share settlement of equity awards	(1,396)	—
Net cash from financing activities	(261,237)	(17,144)
Effect of exchange rate changes on cash and cash equivalents	(16,011)	2,535
Change in cash and cash equivalents	(118,518)	265,694
Cash and cash equivalents at beginning of period	1,230,491	923,735
Cash and cash equivalents at end of period	$1,111,973	$1,189,429
Taxes Paid:
Income taxes	$35,304	$37,253

05-May-2020	Expeditors International of Washington, Inc.	Page 5 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended March 31, 2020:
Revenues[1]	$650,407	81,831	37,890	537,955	169,042	320,640	105,039	(940)	1,901,864
Directly related cost of transportation and other expenses[2]	$373,961	45,890	23,765	425,301	121,282	221,998	74,976	(445)	1,286,728
Salaries and other operating expenses[3]	$225,944	23,712	11,749	57,433	29,908	81,854	25,950	(469)	456,081
Operating income	$50,502	12,229	2,376	55,221	17,852	16,788	4,113	(26)	159,055
Identifiable assets at period end	$1,858,250	135,810	68,402	512,808	179,508	554,831	200,382	(24)	3,509,967
Capital expenditures	$4,497	61	102	325	188	645	309	—	6,127
Equity	$1,369,580	63,378	28,020	237,255	102,001	159,222	113,349	(35,660)	2,037,145
For the three months ended March 31, 2019:
Revenues[1]	$659,784	91,410	34,179	632,853	177,179	312,690	112,675	(719)	2,020,051
Directly related cost of transportation and other expenses[2]	$367,355	56,241	19,116	498,646	129,810	215,895	79,503	(629)	1,365,937
Salaries and other operating expenses[3]	$218,416	24,209	12,427	68,427	31,462	82,843	28,811	(82)	466,513
Operating income	$74,013	10,960	2,636	65,780	15,907	13,952	4,361	(8)	187,601
Identifiable assets at period end	$1,906,278	175,034	71,168	511,589	174,512	579,924	234,195	(9,788)	3,642,912
Capital expenditures	$6,915	228	93	344	176	982	697	—	9,435
Equity	$1,401,450	82,170	28,581	238,518	114,290	165,718	126,953	(32,246)	2,125,434

1Beginning in the second quarter of 2019, the Company revised its process to record the transfer, between its geographic operating segments, of revenues and the directly related cost of transportation and other expenses for freight service transactions between Company origin and destination locations. This change better aligns revenue reporting with the location where the services are performed, as well as the transactional reporting being developed as part of the Company’s new accounting systems and processes. The change in presentation had no impact on consolidated or segment operating income. The impact of these changes on reported segment revenues was immaterial and first quarter 2019 segment revenues have not been revised.

2Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

3Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

The Company’s consolidated financial results in the first quarter 2020 were significantly impacted by the effects of the Novel Coronavirus (COVID-19) pandemic and are expected to be further impacted in the remainder of 2020. In the first quarter of 2020, North Asia and United States experienced the most significant declines in results due to the disruptions of trade to and from China, which impacted overall freight movement around the globe. Factories in China experienced extended closures and many airlines cancelled flights to and from China. Additionally, ocean carriers have reduced their capacity by anchoring vessels and skipping ports due to the decline in demand. As a result, starting in January certain of the Company’s central China offices experienced temporary closures and limited operations and shipments were rerouted or delayed by customers and service providers taking their own precautionary measures. Also, available airfreight capacity was reduced affecting the ability to efficiently route customers’ freight. In the first quarter 2020 and 2019, the People's Republic of China, including Hong Kong, represented 23% and 27%, respectively, of the Company’s total revenues and 25% and 29%, respectively, of the Company’s total operating income

05-May-2020	Expeditors International of Washington, Inc.	Page 6 of 6